Exhibit 99.1

Supermicro Announces Preliminary Financial Information for Third Quarter Fiscal 2023

SAN JOSE, Calif. – April 24, 2023 (BUSINESS WIRE) – Supermicro, (Nasdaq: SMCI) announces preliminary financial information for the third quarter of fiscal 2023, ended March 31, 2023, and schedules earnings call for May 2, 2023.

•Revenue of approximately $1.28 billion versus previous Q3 midpoint guidance of $1.47 billion
•Shortfall primarily due to key new component shortages for Supermicro’s transition to new generation product lines which have mostly been resolved
•Record design wins with top tier users, strong orders, and record backlog exiting Q3

“Supermicro saw record levels of engagements in our new product lines during the quarter,” said Charles Liang, President and CEO of Supermicro. “We secured several large design wins whose orders were impacted by these new supply chain challenges. The challenges are improving as we speak, and we are now well positioned to fulfill delayed deliveries and have commenced production.”

The unaudited financial results are based on preliminary results and management's estimates and is inherently uncertain and subject to revision in connection with the Company's financial closing procedures and finalization of the Company's financial statements for its third quarter of fiscal 2023. Actual results for the third quarter of fiscal 2023 may differ materially from these preliminary unaudited financial results.
Conference Call and Webcast Information
Supermicro will release its third quarter of fiscal 2023 financial results in a press release on Tuesday, May 2, 2023, after the close of regular trading. The Company will hold a phone conference to discuss these results with investors and financial analysts beginning at 2:00 p.m. Pacific Time (PDT). Those wishing to access the live webcast may use the following link:
https://events.q4inc.com/attendee/104078846
A replay of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website (https://ir.supermicro.com ) and will remain accessible for one year.

The conference call can be accessed by registering online at:
https://conferencingportals.com/event/fIceWmPv
After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open during the live call, but to ensure connectivity for the full call, it is recommended that participants register a day in advance and dial-in for the call at least 10 minutes before the start of the call.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the third quarter of fiscal 2023 preliminary financial information, the improvement of supply chain challenges, and the ability to fulfill deliveries. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including completion of the Company's financial closing procedures and finalization of the Company's unaudited financial statements for its third quarter of fiscal 2023. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2022, and Quarterly Reports on Form 10-Q filed thereafter.

About Super Micro Computer, Inc.
Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI and 5G Telco/Edge IT Infrastructure. We are transforming to being a Total IT Solutions provider with server, AI, storage, IoT and switch systems, software and services while continuing to deliver advanced high-volume motherboard, power and chassis products. The products are designed and manufactured in-house (in US, Taiwan and Netherlands) leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power and cooling solutions (air conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.
Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com